PRICING SUPPLEMENT NO. 57A                                       Rule 424(b)(3)
DATED:  January 24, 2003                                     File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 2/3/2003   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/3/2005        CUSIP#: 073928YP2

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 1.62%            Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.27%

*  On the 3rd of each May, August, November and February prior to Maturity.

** On the 3rd of each May, August, November and February, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.